As filed with the Securities and Exchange Commission on July 10, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	1818 Cornwall Avenue Vancouver, British Columbia Canada, V6J 1C7 (604) 732-6124	20-3842867
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(I.R.S. Employer Identification No.)

Shannon Higginson
Senior Vice President and General Counsel
1818 Cornwall Avenue
Vancouver, British Columbia, Canada V6J 1C7
(604) 732-6124
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Michael Hutchings, Esq.
DLA Piper LLP (US)
701 Fifth Avenue, Suite 6900
Seattle, Washington 98104
(206) 839-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.005 per share	(1)	(1)(2)	(1)	(3)
Preferred Stock	(1)	(1)(2)	(1)	(3)
Debt Securities	(1)	(1)(2)	(1)	(3)
Warrants(4)	(1)	(1)(2)	(1)	(3)
Units(5)	(1)	(1)(2)	(1)	(3)
(1) Omitted in accordance with General Instructions II.E. of Form S-3. An indeterminate amount of common stock, preferred stock, debt securities, warrants and units (the foregoing, collectively, the “Securities”) are being registered as may on one or more occasions be issued at indeterminate prices (including any common stock, preferred stock or debt securities that may be issued upon conversion of, or in exchange for, common stock, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be).
(2) Includes such indeterminate amounts of Securities as may be issued upon exercise, conversion or exchange of, or in connection with anti-dilution adjustments with respect to, any Securities that provide for that issuance or adjustment. Separate consideration may or may not be received for any of these Securities.
(3) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.
(4) The warrants covered by this registration statement may be debt warrants, preferred stock warrants or common stock warrants.
(5) Each unit will consist of one or more warrants, debt securities, shares of common or preferred stock or any combination of such securities.

EXPLANATORY NOTE
We are filing this registration statement solely to cover unsold securities covered by our prior registration statement on Form S-3 we filed with the SEC on July 15, 2016 (File No. 333-212540). In accordance with Rule 415(a)(5) under the Securities Act, securities registered on the prior registration statement may be offered and sold only if not more than three years have elapsed since the initial effective date of that registration statement. Accordingly, we are filing this registration statement to cover unsold securities covered by the prior registration statement.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer the securities covered by this prospectus on one or more occasions. In addition, selling security holders may offer securities covered by this prospectus.
We will provide specific terms of any offering in supplements to this prospectus. We or a selling security holder may offer securities separately or together in any combination and as separate series. We may offer securities directly to purchasers or through underwriters, dealers or agents. You should read this prospectus and any supplement to this prospectus carefully before you invest.

Title of each class of registered securities	Common Stock
Trading symbol	LULU	Investing in our securities involves risk. See "Risk Factors" on page 2 of this prospectus.
Name of exchange on which registered	Nasdaq Global Select Market
Mailing address of principal offices	1818 Cornwall Avenue Vancouver, British Columbia Canada V6J 1C7
Telephone number	(604) 732-6124
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

July 10, 2019

About this Prospectus
This prospectus is part of an automatically effective registration statement that we have filed with the SEC using a “shelf” registration process. Under this process, we may offer securities on one or more occasions and in one or more offerings. In addition, persons who hold our securities may also offer securities on one or more occasions and in one or more offerings.
This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we or selling security holders offer securities, we will file with the SEC a supplement to this prospectus that contains more specific information about the offering. The prospectus supplement may also add, update, change or clarify information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in a prospectus supplement, you should rely on the information in that prospectus supplement. No one may use this prospectus to sell any securities unless it is accompanied by a prospectus supplement.
You should read both this prospectus and any prospectus supplement together with the additional information that is incorporated into in this prospectus. This prospectus contains summaries of information about our business and securities. For further information, you should refer to the registration statement on Form S-3 and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.
You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized anyone to give you different information. If you are given other information, you should not rely on that information. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates.
Neither we nor any selling security holder is making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.
In this prospectus, we use the terms “lululemon” “we,” “us,” “our” and similar terms to refer to lululemon athletica inc. and its consolidated subsidiaries.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can access our SEC filings over the Internet at the SEC’s website at www.sec.gov. We also provide information about us and access to our SEC filings through the investor relations portion of our website at www.lululemon.com. The information on our website is not part of this prospectus or any prospectus supplement.
Information Incorporated by Reference
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information in other documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and any prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

•	our annual report on Form 10-K for the fiscal year ended February 3, 2019, which we filed with the SEC on March 27, 2019;

•	our quarterly report on Form 10-Q for the quarter ended May 5, 2019, which we filed with the SEC on June 12, 2019;

•	our current reports on Form 8-K that we filed with the SEC on March 27, 2019; April 2, 2019; April 24, 2019; June 11, 2019; and June 12, 2019; and

•	the description of our common stock contained in our registration statement on Form 8-A that we filed with the SEC on July 19, 2007, including any amendment or report updating that description.
We are not incorporating by reference any documents or information we “furnish” but do not “file” under SEC rules.
You may obtain copies of documents we have incorporated by reference into this prospectus and any prospectus supplement at no cost by writing us at the address on the cover page of this prospectus or telephoning us at the number on the cover page of this prospectus.

Forward-Looking Statements
This prospectus, any prospectus supplement and the documents we incorporate by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements often address our future business and financial performance and financial condition. You can identify our forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “target,” “project,” “should,” “will” or “would.”
When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in or incorporated by reference in this prospectus and any prospectus supplement.
Our forward-looking statements are not guarantees of future performance, and we caution you not to rely on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Our actual results, levels of activity, performance or achievements may turn out to be materially different from the information we express or imply by these forward-looking statements. Our forward-looking statements relate only to events as of the date on which the statements are made, and we do not undertake to update our forward-looking statements.
lululemon athletica inc.
We are principally a designer, distributor, and retailer of healthy lifestyle inspired athletic apparel and accessories. We have a vision to be the experiential brand that ignites a community of people through sweat, grow, and connect, which we call “living the sweatlife.” Since our inception, we have fostered a distinctive corporate culture; we promote a set of core values in our business which include taking personal responsibility, nurturing entrepreneurial spirit, acting with honesty and courage, valuing connection, and choosing to have fun. These core values attract passionate and motivated employees who are driven to achieve personal and professional goals, and share our purpose “to elevate the world by unleashing the full potential within every one of us.”
Our healthy lifestyle inspired athletic apparel and accessories are marketed under the lululemon and ivivva brand names. We offer a comprehensive line of apparel and accessories for women, men, and female youth. Our apparel assortment includes items such as pants, shorts, tops, and jackets designed for a healthy lifestyle and athletic activities such as yoga, running, training, and most other sweaty pursuits. We also offer fitness-related accessories, including items such as bags, socks, underwear, yoga mats and equipment, and water bottles.
Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 10-K and our most recent quarterly report on Form 10‑Q. We are incorporating those risk factors by reference in this prospectus and any prospectus supplement. You should also consider the risks we describe in other documents we file with the SEC after the date of this prospectus and which we incorporate by reference in this prospectus or any prospectus supplement. The risks and uncertainties we described in those documents are not the only ones facing our company. Additional risks and uncertainties of which we are presently unaware or that we currently consider immaterial may also affect our business operations.
Use of Proceeds
Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. We may temporarily invest net proceeds prior to using them.
Unless we specify otherwise in a prospectus supplement, we will not receive any cash proceeds from the sale of securities by a selling security holder.

General Description of Securities
We may offer and sell, on one or more occasions, the following securities:

•	Common stock;

•	Preferred stock;

•	Debt securities;

•	Warrants to purchase any of the other securities that may be sold under this prospectus; and

•	Units comprised of one or more of the other securities described in this prospectus in any combination.
We will determine the terms of any securities we offer by this prospectus at the time of sale. When we offer particular securities, we will describe the terms of the offering and the sale of the offered securities in a supplement to this prospectus that we file with the SEC.
In the discussion that follows, we have summarized the material provisions of our capital stock and the other securities we my offer under this prospectus. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws.
Description of Capital Stock
Common Stock
We are currently authorized to issue up to 400,000,000 shares of common stock, par value $0.005 per share. As of June 7, 2019, we had approximately 122,894,703 shares of our common stock outstanding.
Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders, and do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any holders of another class of shares, holders of our common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of funds legally available therefor, as well as any distributions to our stockholders. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any class of our shares that has a liquidation preference over our common stock.
Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.
Special Voting Stock
In connection with our reorganization in July 2007, Lulu Canada (our wholly-owned subsidiary) issued exchangeable shares to certain of our Canadian equity holders in July 2007 and we issued shares of special voting stock to those same holders. We intended the combination of special voting stock and exchangeable shares to be the economic equivalent to shares of our common stock.
We are currently authorized to issue up to 60,000,000 shares of special voting stock, par value $0.000005 per share. As of June 7, 2019, we had 7,380,860 shares of special voting stock outstanding.
Holders of shares of special voting stock are able to vote in person or by proxy on any matters put before holders of our common stock at any meeting of stockholders. Each share of special voting stock carries one vote.
Holders of special voting stock do not receive dividends or distributions from us or receive any consideration in the event of our liquidation, dissolution or winding-up. However, if we declare a dividend on our common stock, the holders of exchangeable shares will receive from Lulu Canada the same dividend, or an economically equivalent dividend, on their exchangeable shares.
Holders of exchangeable shares may require Lulu Canada to redeem each of its exchangeable shares in exchange for one share of our common stock plus a cash payment equal to any accrued and unpaid dividends on the exchangeable shares. When exchangeable shares are exchanged into shares of our common stock, a corresponding number of shares of special voting stock will be cancelled without consideration.
The terms of the exchangeable shares are described more fully in an exchange trust agreement and an exchangeable share support agreement, both of which are included as exhibits to our annual report on Form 10-K and incorporated by reference in this prospectus and any prospectus supplement.

Preferred Stock
Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series.
We are currently authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 7, 2019, we do not have any shares of preferred stock outstanding.
The rights, preferences and privileges of the preferred stock may be greater than the rights of our common stock. We cannot state the actual effect of our issuance of shares of preferred stock upon the rights of holders of common stock until our board of directors determines the specific rights of the holders of that preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in our control without further action by the stockholders.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation or Bylaws
Certain provisions of our certificate of incorporation and bylaws may make it difficult for a third-party to acquire control of us or effect a change in our board of directors and management. These include provisions that do the following:

•	classify of our board of directors into three classes, with one class elected each year;

•	prohibit cumulative voting in the election of directors;

•	permit our board of directors to issue preferred stock without stockholder approval;

•	permit the removal of a director only for cause and only with the vote of the holders of at least 66 2/3% of our voting stock;

•	prohibit a special meeting of stockholders to be called by our stockholders;

•	prohibit stockholder action by written consent; and

•
require stockholders to comply with advance notice procedures in order to nominate candidates for election to our board of directors or to place proposals on the agenda for consideration at any meeting of stockholders.

Description of Debt Securities
The following description of the debt securities we may issue describes certain general terms and provisions of any debt securities we may offer. We will describe the particular terms of any debt securities we offer in a prospectus supplement applicable to those debt securities.
General Information
We may enter into indenture agreements with respect to any debt securities we may offer. We may enter into separate indentures, with different trustees, for our debt securities. We will describe the material terms of any indenture governing a series of debt securities in the prospectus supplement applicable to those debt securities. The indentures will be qualified under the Trust Indenture Act of 1939.
Certain of our subsidiaries may guarantee debt securities we offer, or we may guarantee debt securities issued by our subsidiaries. We will describe any guarantees in the prospectus supplement or other offering material relating to the applicable debt securities.
Additional Information
We will describe in any applicable prospectus supplement the material terms relating to a series of debt securities, which may include the following:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, under any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	the United States federal income tax considerations applicable to the notes;

•	the denominations in which we will issue the series of notes; and

•	any other material terms, preferences, rights or limitations of, or restrictions on, the debt securities.
Conversion or Exchange of Debt Securities
We will describe in any prospectus supplement applicable to debt securities the terms on which the debt securities may be converted or exchanged into our common stock, preferred stock or other securities or property. These terms will include whether the conversion or exchange is mandatory and whether it is at our option or is at the option of the holder. We will also describe in that prospectus supplement how the number of shares of common stock, preferred shares or other securities or property to be received would be calculated.
Description of Warrants
The following description of the warrants we may issue describes certain general terms and provisions of any warrants we may offer. We will describe the particular terms of any warrants we offer in a prospectus supplement applicable to those warrants.
General Information
We may offer warrants to purchase common stock, preferred stock, debt securities or other securities of lululemon or any other entity or any combination of the foregoing. We may offer warrants independently or together with other securities. We may offer warrants with other securities attached to or separate from the other securities. We may enter into warrant agreements with a bank, trust company or other financial institution, as warrant agent, relating to the particular issuance of warrants. We will describe the particular terms of any warrants and the related warrant agreement, as well as the identity of the warrant agent, in a prospectus supplement applicable to the warrants.
Additional Information
We will describe in any applicable prospectus supplement the material terms relating to warrants we offer, which may include the following:

•	the title and aggregate number of the applicable warrants;

•
the designation, number (or amount) and terms of shares of common stock, preferred stock or debt securities, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

•
the exercise price, or the manner of determining the price, at which the common shares, preferred shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

•	if other than cash, the property and manner in which the exercise price for the warrants may be paid;

•	any minimum or maximum number of warrants that are exercisable at any one time;

•	the dates or periods during which the warrants may be exercised;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events; and

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable.
No Rights as Stockholders
Holders of warrants will not be entitled, by virtue of holding those warrants, to vote, consent or receive notice as stockholder in respect of any meeting of stockholders for the election of our directors or any other matter, or to exercise any other rights whatsoever as stockholders, or to receive any dividends or distributions, if any, on our shares.
Description of Units
The following description of the units we may issue describes certain general terms and provisions of any units we may offer. We will describe the particular terms of units we offer in a prospectus supplement applicable to those units.
General Information
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. In this way, each unit holder will have the rights and obligations of a holder of each included security. We may enter into a unit agreement in connection with any units.
Additional Information
We will describe in any applicable prospectus supplement the material terms relating to units we offer, which may include the following:

•	the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

•	the material terms of any unit agreement governing the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

•	the United States federal income tax considerations applicable to the units; and

•	whether the units will be issued in fully registered global form.
Selling Security Holders
We may register securities covered by this prospectus for re-offers and resales by selling security holders. We may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as described in the applicable prospectus supplement.
Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay expenses we incur with respect to the registration of the securities owned by selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling security holder.
Plan of Distribution
We may offer our securities, and any selling security holder may offer securities covered by this prospectus, in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.
We will describe in a prospectus supplement the material terms of the offering of the securities, including the following:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we believe to be material.
In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than through this prospectus.
We may sell offered securities directly or through agents designated by us from time to time. We will provide the name of any agent in the offer or sale of the securities for which this prospectus is delivered in a prospectus supplement, and will also describe any commissions payable by us to that agent. Unless we indicate otherwise in the applicable prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to that broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell under this prospectus, as supplemented or amended to reflect the transaction. We or any selling security holder may also from time to time pledge our securities in accordance with the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell those pledged securities from time to time under this prospectus, as supplemented or amended to reflect that transaction.
At any time a particular offer of the securities covered by this prospectus is made, we will deliver or have delivered a revised prospectus or prospectus supplement, if required, which will describe the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. We will file that prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, we may only sell the securities under this prospectus through registered or licensed broker-dealers. In addition, in some states we may not sell the securities unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, that underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be described in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grant any such option, the material terms of that option will be described in the revised prospectus or applicable prospectus supplement.
We or a selling security holder may indemnify any underwriters, agents, brokers or dealers against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.
Legal Matters
DLA Piper LLP (US), Seattle, Washington, our outside counsel, will issue an opinion about the legality of any securities we may offer through this prospectus, unless otherwise indicated in the applicable prospectus supplement. If we or a selling security holder are offering the securities in an underwritten offering, the counsel identified in the related prospectus supplement will pass on certain legal matters for the underwriters.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) incorporated in this prospectus by reference to the annual report on Form 10-K for the fiscal year ended February 3, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

lululemon athletica inc.

July 10, 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses of lululemon in connection with the offering described in this registration statement.

SEC registration fee	$*
Trustee’s fees and expenses	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Rating agency expenses	**
Blue Sky fees and expenses	**
FINRA filing fees	**
Listing fees	**
Miscellaneous expenses	**
Total	$**

*	Omitted because the registration fee is being deferred in accordance with Rule 456(b).

**	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, on condition that the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or an officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.
Our certificate of incorporation and our bylaws provide that we will indemnify our directors and executive officers, and may indemnify our other officers and employees and other agents, to the fullest extent permitted by law and that we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions. We believe indemnification under our certificate of incorporation and our bylaws covers at least negligence and gross negligence on the part of indemnified parties.
Our certificate of incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our certificate of incorporation or Section 145 of the DGCL would permit indemnification. We have obtained directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

We also have entered into separate indemnification agreements with each of our directors and certain executive officers, which are in addition to and, in some instances, broader than the indemnification provided for in our charter documents. These agreements, among other things, provide indemnification for expenses, judgments, fines and settlement amounts incurred by the person in any action or proceeding arising out of that person’s services as a director or executive officer or at our request. We believe these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
We also maintain directors’ and officers’ liability insurance for our directors and officers that protects them from certain losses arising from claims or charges made against them in their capacities as directors or officers of lululemon.
We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 16. Exhibits

			Incorporated by Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

1.1	Form of Equity Security Underwriting Agreement*

1.2	Form of Debt Security Underwriting Agreement*

1.3	Form of Common Stock Underwriting Agreement*

2.1	Agreement and Plan of Reorganization dated as of April 26, 2007, by and among the parties named therein		S-3	2.1	333-185899	1/7/2013

2.2	Exchange Trust Agreement dated as of July 26, 2007, between lululemon athletica inc., Lulu Canadian Holding, Inc. and Computershare Trust Company of Canada		S-3	2.2	333-185899	1/7/2013

2.3	Exchangeable Share Support Agreement dated as of July 26, 2007, between lululemon athletica inc., Lululemon Callco ULC and Lulu Canadian Holding, Inc.		S-3	2.3	333-185899	1/7/2013

2.4	Amended and Restated Declaration of Trust for Forfeitable Exchangeable Shares dated as of July 26, 2007, by and among the parties named therein		S-3	2.4	333-185899	1/7/2013

2.5	Amended and Restated Arrangement Agreement dated as of June 18, 2007, by and among the parties named therein		S-3	2.5	333-185899	1/7/2013

2.6	Plan of Arrangement and Exchangeable Share Provisions dated as of June 18, 2007, by and among the parties named therein		S-3	2.6	333-185899	1/7/2013

4.1	Form of Specimen Stock Certificate of lululemon athletica inc.		S-3	4.1	333-185899	1/7/2013

4.2	Form of Note*

4.3	Form of Warrant Agreement*

4.4	Form of Warrant Certificate*

4.5	Form of Unit Agreement*

5.1	Opinion of DLA Piper LLP (US)	X

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)	X

23.2	Consent of PricewaterhouseCoopers LLP	X

24.1	Power of Attorney (included on signature page)	X

25.1	Statement of Eligibility of Trustee under the Debt Indenture**

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a current report on Form 8-K to be filed by lululemon athletica inc. in connection with a specific offering, and incorporated herein by reference.

**	To be filed separately under electronic form type 305B2, if applicable.

Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(e) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, lululemon athletica inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on July 10, 2019.

lululemon athletica inc.

By:	/s/ CALVIN MCDONALD
Calvin McDonald
Chief Executive Officer
(principal executive officer)

By:	/s/ PATRICK J. GUIDO
Patrick J. Guido
Chief Financial Officer
(principal financial and accounting officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Calvin McDonald and Patrick J. Guido and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ CALVIN MCDONALD	Director and Chief Executive Officer	July 10, 2019
Calvin McDonald	(principal executive officer)

/s/ PATRICK J. GUIDO	Chief Financial Officer	July 10, 2019
Patrick J. Guido	(principal financial and accounting officer)

/s/ GLENN MURPHY	Director, Chairman of the Board	July 10, 2019
Glenn Murphy

/s/ MICHAEL CASEY	Director	July 10, 2019
Michael Casey

/s/ KATHRYN HENRY	Director	July 10, 2019
Kathryn Henry

/s/ JON MCNEILL	Director	July 10, 2019
Jon McNeill

/s/ MARTHA A.M. MORFITT	Director	July 10, 2019
Martha A.M. Morfitt

/s/ DAVID M. MUSSAFER	Director	July 10, 2019
David M. Mussafer

/s/ TRICIA PATRICK	Director	July 10, 2019
Tricia Patrick

/s/ EMILY WHITE	Director	July 10, 2019
Emily White

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

1.1	Form of Equity Security Underwriting Agreement*

1.2	Form of Debt Security Underwriting Agreement*

1.3	Form of Common Stock Underwriting Agreement*

2.1	Agreement and Plan of Reorganization dated as of April 26, 2007, by and among the parties named therein		S-3	2.1	333-185899	1/7/2013

2.2	Exchange Trust Agreement dated as of July 26, 2007, between lululemon athletica inc., Lulu Canadian Holding, Inc. and Computershare Trust Company of Canada		S-3	2.2	333-185899	1/7/2013

2.3	Exchangeable Share Support Agreement dated as of July 26, 2007, between lululemon athletica inc., Lululemon Callco ULC and Lulu Canadian Holding, Inc.		S-3	2.3	333-185899	1/7/2013

2.4	Amended and Restated Declaration of Trust for Forfeitable Exchangeable Shares dated as of July 26, 2007, by and among the parties named therein		S-3	2.4	333-185899	1/7/2013

2.5	Amended and Restated Arrangement Agreement dated as of June 18, 2007, by and among the parties named therein		S-3	2.5	333-185899	1/7/2013

2.6	Plan of Arrangement and Exchangeable Share Provisions dated as of June 18, 2007, by and among the parties named therein		S-3	2.6	333-185899	1/7/2013

4.1	Form of Specimen Stock Certificate of lululemon athletica inc.		S-3	4.1	333-185899	1/7/2013

4.2	Form of Note*

4.3	Form of Warrant Agreement*

4.4	Form of Warrant Certificate*

4.5	Form of Unit Agreement*

5.1	Opinion of DLA Piper LLP (US)	X

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)	X

23.2	Consent of PricewaterhouseCoopers LLP	X

24.1	Power of Attorney (included on signature page)	X

25.1	Statement of Eligibility of Trustee under the Debt Indenture**

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a current report on Form 8-K to be filed by lululemon athletica inc. in connection with a specific offering, and incorporated herein by reference.

**	To be filed separately under electronic form type 305B2, if applicable.